At RFMD®		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE
October 22, 2013

RFMD® Achieves Record Quarterly Revenue Of $310.7 Million

Company Projects Continued Margin Expansion, Operating Leverage, And EPS Growth

GREENSBORO, N.C., October 22, 2013

Quarterly Highlights:

▪	Quarterly Revenue Increases 48% Year-Over-Year To A Record $310.7 Million

▪	GAAP Gross Margin Is 33.7% And GAAP Diluted EPS Is $0.02, Versus $(0.06) In Q2 Fiscal 2013

▪	Non-GAAP Gross Margin Is 36.2% And Non-GAAP Diluted EPS Is $0.12, Versus $0.03 In Q2 Fiscal 2013

▪	In The December 2013 Quarter, RFMD Anticipates Revenue To Be Approximately Flat To Up 5% Sequentially

▪	RFMD Expects Non-GAAP Gross Margin To Expand Sequentially By Approximately 120 bps And Non-GAAP EPS Of Approximately $0.13 To $0.14 In The December 2013 Quarter

RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio frequency solutions, today reported financial results for the Company’s fiscal 2014 second quarter, ended September 28, 2013.

September quarterly revenue increased approximately 6% sequentially and 48% year-over-year to a record $310.7 million, compared to $293.0 million in the prior quarter and $209.7 million in the corresponding quarter of the prior year. The sequential and year-over-year increases in revenue were due primarily to generation-over-generation increases of RFMD’s best-in-class RF solutions in the industry’s marquee smartphones.

On a GAAP basis, gross margin for the September 2013 quarter was 33.7%, quarterly operating income was $9.5 million, and quarterly net income was $5.9 million, or $0.02 per share. On a non-GAAP basis, gross margin expanded by 110 basis points sequentially and 100 basis points year-over-year to 36.2%, quarterly operating income totaled $37.2 million, or 12% of sales, and quarterly net income was $33.9 million, or $0.12 per diluted share. During the September quarter, the Company repurchased 2.4 million shares of stock at an average price of $5.03.

Strategic Highlights

▪	RFMD’s Cellular Products Group (CPG) grew revenue 7% sequentially and 59% year-over-year

▪	CPG expanded its dollar content in the September quarter in the world’s leading 4G LTE smartphones

▪	CPG benefited in the entry segment, with leading market share on major reference designs and expanded customer engagements with Xiaomi, Coolpad, Lenovo, Huawei, and others

▪	CPG ramped production of new average power tracking (APT) and envelope tracking (ET) power amplifiers (PAs), PA duplexers, antenna control solutions, antenna switch modules, and diversity switches

▪	CPG enjoyed favorable design activity for its industry-leading carrier aggregation switch portfolio

▪
Year-over-year, RFMD’s Multi-Market Products Group (MPG) delivered 12% growth across multiple markets, with high-performance Wi-Fi growing 49% and broadband cable TV and Hi-Rel applications both growing over 20%

▪	MPG experienced strong design activity for its Wi-Fi front ends for both mobile devices and consumer premises equipment

GAAP RESULTS
(in millions, except
percentages and per	Q2 Fiscal	Q1 Fiscal	Change		Q2 Fiscal	Change
share data)	2014	2014	vs. Q1 2014		2013	vs. Q2 2013
Revenue	$310.7	$293.0	6.0%		$209.7	48.2%
Gross Margin	33.7%	31.9%	1.8	ppt	31.7%	2.0	ppt
Operating Income (Loss)	$9.5	$3.2	$6.3		$(10.2)	$19.7
Net Income (Loss)	$5.9	$1.6	$4.3		$(16.5)	$22.4
Diluted EPS	$0.02	$0.01	$0.01		$(0.06)	$0.08

NON-GAAP RESULTS
(excluding share-based compensation, amortization of intangibles, inventory revaluation associated with MBE transaction, acquisition-related costs, intellectual property rights (IPR) litigation costs, start-up costs, loss on retirement of convertible subordinated notes, restructuring and disposal costs, certain consulting costs, (gain) loss on PP&E, income from equity investment, non-cash interest expense on convertible subordinated notes and tax adjustments)

(in millions, except
percentages and per	Q2 Fiscal	Q1 Fiscal	Change		Q2 Fiscal	Change
share data)	2014	2014	vs. Q1 2014		2013	vs. Q2 2013
Gross Margin	36.2%	35.1%	1.1	ppt	35.2%	1.0	ppt
Operating Income	$37.2	$28.0	$9.2		$9.2	$28.0
Net Income	$33.9	$25.6	$8.3		$7.8	$26.1
Diluted EPS	$0.12	$0.09	$0.03		$0.03	$0.09

Business Commentary and Financial Outlook

RFMD’s markets continue to grow with the expanding demand for high-performance, broadband connectivity. This is increasing RFMD’s dollar content opportunities and enabling RFMD to expand its dollar content generation-over-generation in the highest tier smartphones as well as in the highest volume entry-level phones and reference designs.

RFMD currently believes the demand environment in its end markets supports the following expectations and projections for the December 2013 quarter:

▪	RFMD expects sequential revenue growth in CPG, partially offset by a sequential decline in MPG

▪	RFMD expects quarterly revenue to be approximately flat to up 5% sequentially

▪	RFMD expects non-GAAP gross margin to expand sequentially by approximately 120 basis points

▪	RFMD expects a non-GAAP tax rate of approximately 15%

▪	RFMD expects non-GAAP EPS of approximately $0.13--$0.14

RFMD’s actual quarterly results may differ from these expectations and projections, and such differences may be material.

Comments From Management

Bob Bruggeworth, president and CEO of RFMD, said, “During the September quarter, RFMD continued to leverage our product and technology leadership to help differentiate our customers’ products and satisfy the accelerating demand for always-on broadband connectivity. In the December quarter, RFMD anticipates another quarter of significantly improved financial performance, given our expectations for continued dollar content growth, expansion into new categories, and the benefit of ongoing new product ramps.

“We are increasing our participation on the industry’s most critical reference designs and highest volume devices, across all tiers, and we are executing on multiple opportunities to further expand our dollar content next year.”

Dean Priddy, CFO and vice president of administration of RFMD, said, “RFMD is delivering diversified revenue growth and executing on our margin expansion initiatives. In the current quarter, we expect to achieve approximately 120 basis points of gross margin expansion. Beyond December, our confidence in margin expansion allows us to project margin improvement in a seasonally down March quarter. In calendar 2014, we currently expect to achieve our quarterly non-GAAP gross margin model of 40%.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income (loss) and operating margin, (iii) non-GAAP net income (loss), (iv) non-GAAP net income (loss) per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" tables on pages 10 and 11 and the "Additional Selected Non-GAAP Financial Measures And Reconciliations" tables on page 12.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets and other non-cash expenses, adjustments for restructuring and integration charges and certain items associated with the sale of our UK facility and the transfer of our MBE operations. We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to other non-cash expenses, restructuring and integration charges and certain items associated with the sale of our UK facility and the transfer of our MBE operations, do not constitute part of RFMD's ongoing operations and therefore the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income (loss) and operating margin. Non-GAAP operating income (loss) and operating margin exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, certain items associated with the sale of our UK facility and the transfer of our MBE operations, certain consulting costs, intellectual property rights (IPR) litigation costs, (gain) loss on PP&E and start-up costs. We believe that presentation of a measure of operating income (loss) and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses, restructuring and integration charges, certain items associated with the sale of our UK facility and the transfer of our MBE operations, certain consulting costs, IPR litigation costs, (gain) loss on PP&E and start-up costs do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income (loss) and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, certain items associated with the sale of our UK facility and the transfer of our MBE operations, certain consulting costs, IPR litigation costs, (gain) loss on PP&E, start-up costs, loss on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes, income from equity investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income (loss) and net income (loss) per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income (loss) and operating margin. We believe disclosure of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, certain consulting costs, and IPR litigation costs. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses, certain consulting costs, and IPR litigation costs do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. RFMD defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus the principal amount of RFMD's convertible subordinated notes. Management believes that net debt or positive net cash provides useful information regarding the level of RFMD's indebtedness by reflecting cash and investments that could be used to repay debt.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today's press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.rfmd.com (under "Investors"). A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3030 and entering pass code 4644159.

About RFMD
RFMD (Nasdaq: RFMD) is a global leader in the design and manufacture of high-performance radio frequency solutions. RFMD's products enable worldwide mobility, provide enhanced connectivity, and support advanced functionality in the mobile device, wireless infrastructure, wireless local area network (WLAN or Wi-Fi), cable television (CATV)/broadband, Smart Energy/advanced metering infrastructure (AMI), and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises, and communications equipment providers. RFMD is an ISO 9001-, ISO 14001-, and ISO/TS 16949-certified manufacturer with worldwide engineering, design, sales and service facilities. For more information, please visit RFMD's web site at rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage channel partners and customer relationships, our dependence on international sales and operations, our ability to attract and retain skilled personnel and develop leaders, the possibility that future acquisitions may dilute our shareholders' ownership and cause us to incur debt and assume contingent liabilities, fluctuations in the price of our common stock, additional claims of infringement on our intellectual property portfolio, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability and the impact of stringent environmental regulations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

[Tables To Follow]

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 28, 2013	September 29, 2012	September 28, 2013	September 29, 2012
Revenue	$310,716	$209,671	$603,712	$412,331

Costs and expenses:
Cost of goods sold	206,060	143,136	405,587	281,542
Research and development	49,204	41,968	97,529	83,544
Marketing and selling	18,918	16,238	38,327	33,116
General and administrative	24,062	18,593	43,554	31,988
Other operating expense (income)	3,016	(114)	6,024	5,158
Total costs and expenses	301,260	219,821	591,021	435,348

Income (loss) from operations	9,456	(10,150)	12,691	(23,017)
Other expense	(999)	(2,997)	(2,059)	(6,452)

Income (loss) before income taxes	$8,457	$(13,147)	$10,632	$(29,469)
Income tax expense	(2,565)	(3,309)	(3,179)	(6,126)

Net income (loss)	$5,892	$(16,456)	$7,453	$(35,595)

Net income (loss) per share, diluted	$0.02	$(0.06)	$0.03	$(0.13)

Weighted average outstanding diluted shares	287,629	278,105	287,367	277,625

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	September 28, 2013	June 29, 2013	September 29, 2012

GAAP operating income (loss)	$9,456	$3,235	$(10,150)
Share-based compensation expense	10,436	9,433	9,546
Amortization of intangible assets	6,746	7,217	4,752
Restructuring and disposal costs associated with the phase out of manufacturing and sale of the UK facility	3,254	4,555	—
Certain consulting costs	4,800	2,200	—
IPR litigation costs	1,902	824	2,775
Inventory revaluation resulting from transfer of MBE operations	—	—	2,436
Other expenses (income) (including restructuring, acquisition-related costs, (gain) loss on PP&E, and start-up costs)	594	519	(114)
Non-GAAP operating income	37,188	27,983	9,245

GAAP net income (loss)	5,892	1,561	(16,456)
Share-based compensation expense	10,436	9,433	9,546
Amortization of intangible assets	6,746	7,217	4,752
Restructuring and disposal costs associated with the phase out of manufacturing and sale of the UK facility	3,254	4,555	—
Certain consulting costs	4,800	2,200	—
IPR litigation costs	1,902	824	2,775
Inventory revaluation resulting from transfer of MBE operations	—	—	2,436
Other expenses (income) (including restructuring, acquisition-related costs, (gain) loss on PP&E, and start-up costs)	594	519	(114)
Loss on retirement of convertible subordinated notes	—	—	2,034
Non-cash interest expense on convertible subordinated notes	1,213	1,261	1,457
Income from equity investment	(116)	(98)	(10)
Tax adjustments	(780)	(1,919)	1,406

Non-GAAP net income	$33,941	$25,553	$7,826

GAAP weighted average outstanding diluted shares	287,629	287,105	278,105
Diluted share-based awards	—	—	3,218
Non-GAAP weighted average outstanding diluted shares	287,629	287,105	281,323

Non-GAAP net income per share, diluted	$0.12	$0.09	$0.03

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	September 28, 2013		June 29, 2013		September 29, 2012
GAAP gross margin	$104,656	33.7%	$93,469	31.9%	$66,535	31.7%
Adjustment for intangible amortization	5,559	1.8%	6,030	2.1%	3,682	1.8%
Adjustment for share-based compensation	1,357	0.4%	1,242	0.4%	1,201	0.6%
Disposal costs associated with the phase out of manufacturing and sale of the UK facility	763	0.3%	1,974	0.7%	—	—%
Inventory revaluation resulting from transfer of MBE operations	—	—%	—	—%	2,436	1.1%
Non-GAAP gross margin	$112,335	36.2%	$102,715	35.1%	$73,854	35.2%

Three Months Ended
Non-GAAP Operating Income	September 28, 2013
(as a percentage of sales)

GAAP operating income	3.0%
Share-based compensation expense	3.4
Amortization of intangible assets	2.2
Restructuring and disposal costs associated with the phase out of manufacturing and sale of the UK facility	1.1
Certain consulting costs	1.5
IPR litigation costs	0.6
Other expenses (income) (including restructuring, acquisition-related costs, (gain) loss on PP&E, and start-up costs)	0.2
Non-GAAP operating income	12.0%

RF MICRO DEVICES, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	September 28, 2013	June 29, 2013	September 29, 2012
GAAP research and development expense	$49,204	$48,325	$41,968
Less:
Share-based compensation expense	2,109	2,046	1,569
Other expense	92	92	—
Non-GAAP research and development expense	$47,003	$46,187	$40,399

	Three Months Ended
	September 28, 2013	June 29, 2013	September 29, 2012
GAAP marketing and selling expense	$18,918	$19,409	$16,238
Less:
Share-based compensation expense	1,556	1,185	1,171
Amortization of intangible assets	1,187	1,187	1,070
Non-GAAP marketing and selling expense	$16,175	$17,037	$13,997

	Three Months Ended
	September 28, 2013	June 29, 2013	September 29, 2012
GAAP general and administrative expense	$24,062	$19,492	$18,593
Less:
Share-based compensation expense	5,391	4,960	5,605
Certain consulting costs	4,800	2,200	—
IPR litigation costs	1,902	824	2,775
Non-GAAP general and administrative expense	$11,969	$11,508	$10,213

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 28, 2013	March 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$101,489	$101,662
Short-term investments	47,999	77,987
Accounts receivable, net	188,715	143,647
Inventories	144,294	161,193
Other current assets	41,686	31,748
Total current assets	524,183	516,237

Property and equipment, net	196,590	191,526
Goodwill	103,901	104,846
Intangible assets, net	79,893	93,197
Long-term investments	4,494	4,281
Other non-current assets	21,606	21,912
Total assets	$930,667	$931,999

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$171,726	$179,228
Current portion of long term debt, net	84,580	—
Other current liabilities	148	6,486
Total current liabilities	256,454	185,714

Long-term debt, net	—	82,035
Other long-term liabilities	23,339	25,236
Total liabilities	279,793	292,985

Shareholders’ equity	650,874	639,014

Total liabilities and shareholders’ equity	$930,667	$931,999